Exhibit 99.1
As used below, except where otherwise specified or unless the context otherwise requires, (i) "New Cigna", the "Company", "we" or "us" refers to Halfmoon Parent, Inc., a Delaware corporation; (ii) "Cigna" refers to Cigna Corporation, a Delaware corporation; (iii) "Express Scripts" refers to Express Scripts Holding Company, a Delaware corporation; (iv) "Merger Sub I" refers to Halfmoon I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of New Cigna; and (v) "Merger Sub II" refers to Halfmoon II, Inc., a Delaware corporation and a direct, wholly owned subsidiary of New Cigna. As used herein, the term "Merger Agreement" refers to the Agreement and Plan of Merger, dated as of March 8, 2018 (as amended by Amendment No. 1, dated as of June 27, 2018, and as it may be further amended from time to time, the "Merger Agreement") among New Cigna, Cigna, Express Scripts, Merger Sub I and Merger Sub II, pursuant to which Merger Sub I will be merged with and into Cigna with Cigna surviving as a wholly owned subsidiary of New Cigna and Merger Sub II will be merged with and into Express Scripts with Express Scripts surviving as a wholly owned subsidiary of New Cigna (collectively, the "Merger").
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The unaudited pro forma condensed combined statements of income for the year ended December 31, 2017 and for the six months ended June 30, 2018 combine the consolidated statements of income of Cigna and Express Scripts, giving effect to the Merger as if it had occurred on January 1, 2017, the first day of the fiscal year ended December 31, 2017.  The unaudited pro forma condensed combined balance sheet as of June 30, 2018, combines the consolidated balance sheets of Cigna and Express Scripts, giving effect to the Merger as if it had occurred on June 30, 2018.  The consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the combined company's results.  The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.  In addition, the unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

•
separate audited historical consolidated financial statements of Cigna as of, and for the year ended, December 31, 2017, and the related notes included in Cigna's Annual Report on Form 10-K for the year ended December 31, 2017;

•
separate audited historical consolidated financial statements of Express Scripts as of, and for the year ended, December 31, 2017, and the related notes included in Express Scripts' Annual Report on Form 10-K for the year ended December 31, 2017;

•
separate unaudited historical consolidated financial statements of Cigna as of, and for the six months ended, June 30, 2018, and the related notes included in Cigna's Quarterly Report on Form 10-Q for the six months ended June 30, 2018; and,

•
separate unaudited historical consolidated financial statements of Express Scripts as of, and for the six months ended, June 30, 2018, and the related notes included in Express Scripts' Quarterly Report on Form 10-Q for the six months ended June 30, 2018.

The unaudited pro forma condensed combined financial information has been prepared by Cigna using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP.  Cigna has been treated as the acquirer in the Merger for accounting purposes.  The acquisition accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement.  The Merger have not yet received the approvals from governmental authorities required for closing.  Under the HSR Act and other relevant laws and regulations, before completion of the Merger, there are significant limitations regarding the information that can be shared between both companies.  The assets and liabilities of Express Scripts have been measured based on various preliminary estimates using assumptions that Cigna believes are reasonable based on information that is currently available to it.  Differences between these preliminary estimates and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company's future results of operations and financial position.  The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the SEC.

Cigna intends to commence the necessary valuation and other studies required to complete the acquisition accounting promptly upon completion of the Merger and will finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year following completion of the Merger.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only.  The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that Cigna and Express Scripts would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the Merger.  The unaudited pro forma condensed combined financial information does not reflect any potential required divestitures, projected cost savings, or restructuring or integration-related costs to achieve potential cost savings.  Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Income for the Six Months Ended June 30, 2018

		Note 4	Note 7
(In millions, except per share amounts)	Cigna	Express Scripts	Pro Forma Acquisition Adjustments	Ref	Pro Forma Financing Adjustments	Ref	Pro Forma Combined
For the six months ended June 30, 2018
Revenues
Premiums	$18,011	$1,035	$-		$-		$19,046
Pharmacy revenues	1,475	47,319	111	A	-		48,905
Fees and other revenues	2,726	2,057	-		-		4,783
Net investment income	681	20	-		-		701
Net realized investment (losses)	(36)	-	-		-		(36)
TOTAL REVENUES	22,857	50,431	111		-		73,399
Benefits and expenses
Global Health Care medical costs	10,738	1,121	-		-		11,859
Other benefit expenses	2,879	-	-		-		2,879
Pharmacy costs	1,174	44,022	-		-		45,196
Other operating expenses	5,699	2,607	(336)	B	480	E	8,450
Amortization of other acquired intangible assets	51	696	1,211	C	-		1,958
TOTAL BENEFITS AND EXPENSES	20,541	48,446	875		480		70,342
Income before income taxes	2,316	1,985	(764)		(480)		3,057
TOTAL INCOME TAXES	595	484	(171)	D	(101)	F	807
SHAREHOLDERS' NET INCOME	$1,721	$1,501	$(593)		$(379)		$2,250
Shareholders' net income per share
Basic	$7.10						$5.93
Diluted	$7.01						$5.85
Weighted average shares outstanding (Note 9)
Basic	242.3						379.4
Diluted	245.6						384.9

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these statements.  The pro forma adjustments shown above are explained in Note 7, beginning on page 13.  Express Scripts amounts reflect reclassifications described in Note 4, beginning on page 8.  Cigna amounts reflect a reclassification of income (loss) from noncontrolling interests to other operating expenses.

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2017

		Note 4	Note 7

(In millions, except per share amounts)	Cigna	Express Scripts	Pro Forma Acquisition Adjustments	Ref	Pro Forma Financing Adjustments	Ref	Pro Forma Combined
For the year ended December 31, 2017
Revenues
Premiums	$32,307	$1,796	$-		$-		$34,103
Pharmacy revenues	2,979	96,272	222	A	-		99,473
Fees and other revenues	4,867	1,997	-		-		6,864
Net investment income	1,226	42	-		-		1,268
Net realized investment gains	237	-	-		-		237
TOTAL REVENUES	41,616	100,107	222		-		141,945
Benefits and expenses
Global Health Care medical costs	19,967	1,774	-		-		21,741
Other benefit expenses	5,439	-	-		-		5,439
Pharmacy costs	2,456	89,402	-		-		91,858
Other operating expenses	10,028	2,777	(220)	B	960	E	13,545
Amortization of other acquired intangible assets	115	1,240	2,573	C	-		3,928
TOTAL BENEFITS AND EXPENSES	38,005	95,193	2,353		960		136,511
Income before income taxes	3,611	4,914	(2,131)		(960)		5,434
TOTAL INCOME TAXES	1,374	397	(746)	D	(336)	F	689
SHAREHOLDERS' NET INCOME	$2,237	$4,517	$(1,385)		$(624)		$4,745
Shareholders' net income per share
Basic	$8.92						$12.23
Diluted	$8.77						$12.05
Weighted average shares outstanding (Note 9)
Basic	250.9						388.0
Diluted	255.1						393.9

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these statements.  The pro forma adjustments shown above are explained in Note 7, beginning on page 13.  Express Scripts amounts reflect reclassifications described in Note 4, beginning on page 8.  Cigna amounts reflect a reclassification of income (loss) from noncontrolling interests to other operating expenses.

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2018

	Note 4		Note 8
	Cigna	Express Scripts	Pro Forma Acquisition Adjustments	Ref	Pro Forma Financing Adjustments	Ref	Pro Forma Combined
(In millions, except per share amounts)
As of June 30, 2018
Assets
Investments
Fixed maturities, at fair value	$23,593	$-	$-		$-		$23,593
Equity securities	560	-	-		-		560
Commercial mortgage loans	1,866	-	-		-		1,866
Policy loans	1,422	-	-		-		1,422
Other long-term investments	1,678	-	-		-		1,678
Short-term investments	220	-	-		-		220
Total investments	$29,339	$-	$-		$-		$29,339
Cash and cash equivalents	3,634	2,942	(27,470)	G	21,254	T	360
Premiums, accounts and notes receivable, net	3,412	7,338	-		-		10,750
Reinsurance recoverables	5,877	-	-		-		5,877
Deferred policy acquisition costs	2,163	-	-		-		2,163
Property and equipment	1,554	1,338	(833)	H	-		2,059
Goodwill	6,147	31,110	6,825	I	-		44,082
Other intangibles	433	8,829	34,666	J	-		43,928
Other assets	2,116	3,121	(7)	K	-		5,230
Separate account assets	8,287	-	-		-		8,287
TOTAL ASSETS	$62,962	$54,678	$13,181		$21,254		$152,075
Liabilities
Total insurance and contractholder liabilities	$27,323	$295	$-		$-		$27,618
Accounts payable, accrued expenses and other liabilities	7,445	17,596	359	L	-		25,400
Deferred tax liabilities, net	(140)	2,426	5,939	M	-		8,225
Short-term debt	109	1,533	-		-		1,642
Long-term debt	5,195	13,458	15	N	21,254	U	39,922
Separate account liabilities	8,287	-	-		-		8,287
TOTAL LIABILITIES	$48,219	$35,308	$6,313		$21,254		$111,094
Shareholders' equity
Common stock	$74	$9	$(79)	O	$-		$4
Additional paid-in capital	2,974	23,704	2,368	P	-		29,046
Accumulated other comprehensive loss	(1,843)	(8)	8	Q	-		(1,843)
Retained earnings	17,722	17,819	(21,767)	R	-		13,774
Less: treasury stock, at cost	(4,184)	(22,154)	26,338	S	-		-
TOTAL SHAREHOLDERS' EQUITY	$14,743	$19,370	$6,868		$-		$40,981
Total liabilities and equity	$62,962	$54,678	$13,181		$21,254		$152,075

See the accompanying notes to the unaudited pro forma condensed combined financial statements which are an integral part of these statements.  The pro forma adjustments shown above are explained in Note 8, beginning on page 14.  Cigna and Express Scripts amounts reflect reclassifications described in Note 4, beginning on page 8.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction
On March 8, 2018, Cigna and Express Scripts agreed to the combination of Cigna and Express Scripts under the terms of the Merger Agreement described in this document.  Subject to the terms and conditions of the Merger Agreement, Cigna will acquire Express Scripts in a cash and stock transaction through: (1) the merger of Merger Sub I with and into Cigna, with Cigna surviving the merger as a direct wholly owned subsidiary of New Cigna (the "Cigna Merger"), and (2) the merger of Merger Sub II with and into Express Scripts, with Express Scripts surviving the merger as a direct wholly owned subsidiary of New Cigna (the "Express Scripts Merger").
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of Express Scripts common stock issued and outstanding immediately prior to the Effective Time (other than the Express Scripts excluded shares) will be converted automatically into (1) 0.2434 of a share of New Cigna common stock and (2) the right to receive $48.75 in cash, without interest, subject to applicable withholding taxes.  No fractional shares of New Cigna common stock will be issued in the Merger, and Express Scripts stockholders will receive cash in lieu of any fractional shares of New Cigna common stock.
Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Cigna common stock issued and outstanding immediately prior to the Effective Time (other than the excluded Cigna shares) will be converted automatically into one fully paid and nonassessable share of New Cigna common stock.
The Merger Agreement generally provides that, upon completion of the Express Scripts Merger, each Express Scripts stock option, Express Scripts RSU award (other than any such award held by a non-employee director) and Express Scripts deferred unit that is outstanding immediately prior to the Effective Time will be converted into an equivalent New Cigna award.  Each pre-2018  Express Scripts performance share unit award that is outstanding immediately prior to the Effective Time generally will vest at the level of performance determined by the compensation committee of the Express Scripts Board of Directors and each 2018 Express Scripts performance share unit award will vest at the maximum level of performance and, in each case, will be cancelled in exchange for the right to receive the merger consideration with respect to each underlying share of Express Scripts common stock.  Each Express Scripts RSU award held by a non-employee director will be cancelled in exchange for a cash payment in an amount equal to the merger consideration with respect to each underlying share of Express Scripts common stock.
The Merger Agreement generally provides that, upon completion of the Cigna Merger, each Cigna stock option, Cigna restricted stock award, Cigna RSU award, Cigna strategic performance share award and Cigna deferred unit that is outstanding immediately prior to the Effective Time will be converted into an equivalent New Cigna award.
Completion of the Merger is subject to regulatory approvals and clearances.  As of the date of the filing of this document, the Merger is expected to be completed during the second half of 2018.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and are based on the historical consolidated financial statements of Cigna and Express Scripts for the year ended December 31, 2017 and as of and for the six months ended June 30, 2018.  Historical results will reflect non-recurring items and, for the six months ended June 30, 2018, business seasonality.  The acquisition method of accounting is based on ASC 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement.
ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.  In addition, ASC 805 requires that the consideration transferred be measured at the Effective Time at the then-current market price.  This requirement will likely result in a per share equity component that is different from the amount assumed in these unaudited pro forma condensed combined financial statements, since the market price of the shares of Cigna common stock at the Effective Time is likely to be different than the $189.80 market price that was used in the preparation of the unaudited pro forma condensed combined financial statements.  The market price of $189.80 was based upon the closing price of shares of Cigna common stock on the NYSE on August 30, 2018, the latest practicable date prior to the date of the filing of this document.

ASC 820 defines the term "fair value," sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures.  Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date."  This is an exit price concept for the valuation of the asset or liability.  In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability.  Fair value measurements for an asset assume the highest and best use by these market participants.  As a result of these standards, New Cigna may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect New Cigna's intended use of those assets.  Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded, as of completion of the Merger, primarily at their respective fair values and added to those of Cigna.  Financial statements and reported results of operations of New Cigna issued after completion of the Merger will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of Express Scripts.
Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred.  Acquisition-related transaction costs expected to be incurred by Cigna include estimated fees related to a bridge financing commitment and agreement.  Total acquisition-related transaction costs expected to be incurred by Cigna and Express Scripts are estimated to be approximately $430 million and $130 million, respectively.  During the six months ended June 30, 2018, Cigna incurred $165 million before-tax and Express Scripts incurred $36 million before-tax of acquisition-related transaction costs, which have been excluded from the pro forma combined income statement for the six months ended June 30, 2018.  During the year ended December 31, 2017, Cigna and Express Scripts did not incur any material acquisition-related transaction costs.
The unaudited pro forma condensed combined balance sheet as of June 30, 2018 is required to include adjustments which give effect to events that are directly attributable to the Merger regardless of whether they are expected to have a continuing impact on the combined results or are non-recurring.  Therefore, acquisition-related transaction costs expected to be incurred by Cigna and Express Scripts subsequent to June 30, 2018 of $265 million and $94 million, respectively, are reflected as a pro forma adjustment to the unaudited pro forma condensed combined balance sheet as of June 30, 2018, and are presented as an increase to accrued expenses and other current liabilities and an after-tax impact decrease to retained earnings.
The unaudited pro forma condensed combined financial statements do not reflect any potential required divestitures or the projected realization of cost savings following completion of the Merger.  These cost savings opportunities are from administrative cost savings as well as reduced health care costs due to medical management.  Although Cigna projects that cost savings will result from the merger, there can be no assurance that these cost savings will be achieved.  The unaudited pro forma condensed combined financial statements do not reflect any projected pre-tax restructuring and integration-related costs associated with the projected annual cost savings.  The restructuring and integration-related costs will be expensed in the appropriate accounting periods after completion of the Merger.
The unaudited pro forma condensed combined financial statements do not reflect any changes in applicable law (including applicable tax law) after June 30, 2018.

3.	Accounting Policies
As part of preparing the unaudited pro forma condensed combined financial statements, Cigna conducted an initial review of the accounting policies of Express Scripts to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to Cigna's accounting policies and classification.  During the preparation of these unaudited pro forma condensed combined financial statements, Cigna did not become aware of any material differences between the accounting policies of Cigna and Express Scripts.
Upon consummation of the Merger, New Cigna will conduct a more comprehensive review of Express Scripts' accounting policies, and may identify other differences among the accounting policies of Cigna and Express Scripts that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements.

4.	Reclassification Adjustments

Income Statement Reclassifications: The following tables summarize certain reclassifications made to the Express Scripts historical income statements to conform to the pro forma income statement presentation:

	Reclassification Adjustments
	for the six months ended June 30, 2018
(In millions)	Express Scripts Historical Presentation	Express Scripts Historical in Pro Forma Presentation
Express Scripts Revenues (as reported)	$50,411
Premiums		$1,035
Pharmacy revenues		47,319
Fees and other revenues		2,057
Total	$50,411	$50,411

Express Scripts Cost of Revenues (as reported)	$46,327
Pharmacy Costs		$44,022
Global Health Care medical costs		1,121
Total	$46,327	$45,143	(1)

Express Scripts Other Operating Expense
Selling, general and administrative (as reported)	$1,810
Interest expense and other (as reported)	305
Net income attributable to non-controlling interest (as reported)	4
Other operating expense		$2,607
Amortization of other acquired intangible assets		696
Total	$2,119	$3,303	(1)

	Reclassification Adjustments
	for the year ended December 31, 2017
(In millions)	Express Scripts Historical Presentation	Express Scripts Historical in Pro Forma Presentation
Express Scripts Revenues (as reported)	$100,065
Premiums		$1,796
Pharmacy revenues		96,272
Fees and other revenues		1,997
Total	$100,065	$100,065

Express Scripts Cost of Revenues (as reported)	$91,303
Pharmacy Costs		$89,402
Global Health Care medical costs		1,774
Total	$91,303	$91,176	(1)

Express Scripts Other Operating Expense
Selling, general and administrative (as reported)	$3,268
Interest expense and other (as reported)	608
Net income attributable to non-controlling interest (as reported)	14
Other operating expense		$2,777
Amortization of other acquired intangible assets		1,240
Total	$3,890	$4,017	(1)

(1)
The decrease of $1,184 million for the six months ended June 30, 2018 and $127 million for the year ended December 31, 2017 in cost of revenues represent the reclassification of medical benefit management services expenses and Medicare Part D administrative expenses from cost of revenues to operating expenses.

Balance Sheet Reclassifications: The following table summarizes certain reclassifications made to the Cigna historical balance sheet to conform to the pro forma balance sheet presentation:

	Reclassification Adjustments
	As of June 30, 2018
(In millions)	Cigna Historical Presentation	Cigna Pro Forma Presentation
Cigna Deferred Policy Acquisition Costs (as reported)	$2,300
Cigna Other Assets, Including Other Intangibles (as reported)	2,412
Other intangibles		$433
Deferred policy acquisition costs		2,163
Other assets		2,116
Total	$4,712	$4,712
`
Cigna Deferred Taxes
Deferred tax assets, net (as reported)	$140
Deferred tax liabilities, net		$(140)
Total	$140	$(140)

Cigna Redeemable Noncontrolling Interests
Redeemable noncontrolling interests (as reported)	$39
Accounts payable, accrued expenses and other liabilities (as reported)	7,406
Accounts payable, accrued expenses and other liabilities		$7,445
Total	$7,445	$7,445

The following table summarizes certain reclassifications made to the Express Scripts historical balance sheet to conform to the pro forma balance sheet presentation:

	Reclassification Adjustments
	As of June 30, 2018
(In millions)	Express Scripts Historical Presentation	Express Scripts Historical in Pro Forma Presentation
Express Scripts Other Assets, Prepaid Expenses and Other Current Assets and Inventories
Inventories (as reported)	$2,293
Prepaid expenses and other current assets (as reported)	597
Other assets (as reported)	231
Other assets		$3,121
Total	$3,121	$3,121

Express Scripts Property and Equipment
Property and equipment, net (as reported)	$505
Computer software, net (as reported)	833
Property and equipment		$1,338
Total	$1,338	$1,338

Express Scripts Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable (as reported)	$4,793
Accrued expenses (as reported)	2,369
Other liabilities (as reported)	832
Non-controlling interest (as reported)	5
Claims and rebates payable (as reported)	9,892
Accounts payable, accrued expenses and other liabilities		$17,596
Total insurance and contractholder liabilities		295
Total	$17,891	$17,891

5.	Preliminary Merger Consideration

The preliminary estimate of the merger consideration shown in the following table has been calculated using the number of Express Scripts common stock and stock-based awards as of July 31, 2018 and the closing price of Cigna common stock as of August 30, 2018, the latest practicable date prior to the date of the filing of this document.

(Millions, except per common stock data)
Total consideration
Cash consideration (as detailed below)	$27,470
Common stock consideration (as detailed below)	26,022
Other stock award consideration - preliminary estimate of fair value of other stock-based awards - portion assigned to service period prior to the Merger(1)	523
Preliminary estimated merger consideration	$54,015

Cash consideration
Express Scripts common stock outstanding	562.2
Multiplied by Merger Agreement cash consideration per share paid to Express Scripts stockholders	$48.75
Preliminary estimate of cash consideration paid to Express Scripts stockholders	$27,407
Preliminary estimate of cash consideration paid to company performance share holders and other equity holders(2)	63
Preliminary fair value estimate of total cash consideration	$27,470

Stock consideration
Express Scripts common stock outstanding	562.2
Multiplied by Merger Agreement per share exchange ratio	0.2434
Preliminary stock issued to Express Scripts stockholders	136.8
Preliminary stock issued to Express Scripts company performance share holders(2)	0.3
Total preliminary estimate of stock issued to Express Scripts stockholders	137.1
Multiplied by per share price of Cigna common stock on August 30, 2018	$189.80
Preliminary fair value estimate of total stock consideration	$26,022

(1)
The Merger Agreement provides that Express Scripts stock options and restricted stock units (other than those held by non-employee directors) that are outstanding immediately prior to the completion of the Merger will be converted into equivalent New Cigna awards.  The estimated fair value of the replacement options attributable to service periods prior to the Merger is included in the merger consideration in the above table.  The fair value attributable to post-merger services will be recorded as compensation expense in New Cigna's post-merger financial statements.  The above table excludes approximately 2.5 million of Express Scripts employee-held RSU's.

(2)
Express Scripts performance share units that are outstanding immediately prior to completion of the Merger generally will vest at the level of performance determined by the compensation committee of the Express Scripts Board of Directors prior to the closing (provided that awards granted in 2018 will vest at the maximum level of performance) and will be cancelled upon completion of the Merger.

The estimated total consideration expected to be transferred reflected in these unaudited pro forma condensed combined financial statements does not purport to represent the actual consideration that will be transferred at the Effective Time.  In accordance with ASC 805 the fair value of equity securities issued as part of the consideration transferred will be measured at the Effective Time at the then-current market price.  This requirement will likely result in a different value of the common share component of the purchase consideration and a per Express Scripts share equity component different from the $46.20 (the per share price of Cigna common stock as of August 30, 2018 multiplied by the exchange ratio under the Merger Agreement of 0.2434) assumed in these unaudited pro forma condensed combined financial statements, and that difference may be material.  For example, if the per share price of Cigna common stock at the Effective Time increased or decreased by 10% from the price assumed in these unaudited pro forma condensed combined financial statements, the consideration transferred would increase or decrease by approximately $2.6 billion, which would be reflected in these unaudited pro forma condensed combined financial statements as an increase or decrease to goodwill.

6.	Estimate of Assets to be Acquired and Liabilities to be Assumed
The following is a preliminary allocation of the total consideration expected to be transferred based on the assets to be acquired and the liabilities to be assumed by New Cigna in the Merger:

(In millions)	As of June 30, 2018
Cash and cash equivalents(1)	$2,942
Receivables(1)	7,338
Property and equipment(1)	505
Goodwill(2)	37,935
Other identifiable intangible assets(3)	43,495
Other assets acquired(1)	3,114
Long-term debt, including current portion(1)	(15,006)
Deferred income tax liabilities(4)	(8,417)
Other liabilities assumed(1)	(17,891)
Total	$54,015

(1) As of the completion of the Merger, acquired assets and liabilities are required to be measured at fair value.  Cigna has estimated fair value adjustments for long-term debt based on market data.  As of the date of the filing of this document, Cigna does not have sufficient information to make a reasonable preliminary estimate of the remaining other assets and liabilities.  Accordingly, for purposes of these unaudited pro forma condensed combined financial statements, Cigna has assumed that the historical Express Scripts book value approximates the best estimate of fair value for all other assets and liabilities not separately discussed in these unaudited pro forma condensed combined financial statements.

(2) Goodwill is calculated as the difference between the acquisition date fair value of the merger consideration expected to be transferred and the aggregate value assigned to the assets acquired and liabilities assumed.  Goodwill is not amortized.

(3) As of completion of the Merger, identifiable intangible assets are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use.  For purposes of these unaudited pro forma condensed combined financial statements and consistent with the ASC 820 requirements for fair value measurements, it is assumed that all assets will be used, and that all acquired assets will be used in a manner that represents the highest and best use of those acquired assets, but it is not assumed that any market participant synergies will be achieved.

The fair value of identifiable intangible assets is determined primarily using variations of the "income approach," which is based on the present value of the future after-tax cash flows attributable to each identifiable intangible asset.  Other valuation methods, including the market approach and cost approach, were also considered in estimating the fair value.  Under the HSR Act and other relevant laws and regulations, there are significant limitations on Cigna's ability to obtain specific information about Express Scripts' intangible assets prior to completion of the Merger.

As of the date of the filing of this document, Cigna does not have sufficient information as to the amount, timing and risk of the cash flows from all of Express Scripts' identifiable intangible assets to determine their fair value.  Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include, but are not limited to: the amount and timing of projected future cash flows (including revenue and profitability); the discount rate selected to measure the risks inherent in the future cash flows; the assessment of the asset's life cycle; and the competitive trends impacting the asset.  However, for purposes of these unaudited pro forma condensed combined financial statements and using publicly available information, such as historical revenues, Express Scripts cost structure, industry information for comparable intangible assets and certain other high-level assumptions, the fair value of Express Scripts' identifiable intangible assets and their weighted average useful lives have been preliminarily estimated as follows:

(Dollars in millions)	Estimated Fair Value	Estimated Useful Life (Years)	Amortization method

Customer relationships (a)	$35,600	17	Straight Line
Trade Name	7,300	20	Straight Line
Technology	595	5	Straight Line
Total identifiable intangible assets with finite lives	$43,495

a)	Estimated fair value includes intangibles associated with certain terminated client relationships that are amortized over the remaining contractual period of two years.

These preliminary estimates of fair value and weighted average useful life will likely be different from the amounts included in the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.  Once Cigna has full access to information about Express Scripts' intangible assets, additional insight will be gained that could impact (i) the estimated total value assigned to identifiable intangible assets, (ii) the estimated allocation of value between finite-lived and indefinite-lived intangible assets (iii) the estimated weighted average useful life of each category of intangible assets and (iv) the amortization method.  The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may become known to Cigna only upon access to additional information and/or by changes in such factors that may occur prior to completion of the Merger.  These factors include, but are not limited to, changes in the regulatory, legislative, legal, technological and/or competitive environments.  Increased knowledge about these and/or other elements could result in a change to the estimated fair value of the identifiable Express Scripts intangible assets and/or to the estimated weighted average useful lives from what Cigna has assumed in these unaudited pro forma condensed combined financial statements.  The combined effect of any such changes could then also result in a significant increase or decrease to Cigna's estimate of associated amortization expense.
(4) As of completion of the Merger, Cigna will establish net deferred tax liabilities and make other tax adjustments as part of the accounting for the Merger using a tax rate of 21%.  The pro forma adjustment to record the effect of deferred taxes was computed as follows:

(In millions)	Deferred Tax Adjustments
Fair value adjustments of assets to be acquired and liabilities to be assumed
Estimated fair value of identified intangible assets acquired	$42,900
Estimated fair value of internally developed software acquired	595
Estimated fair value of debt to be assumed	80
Total estimated fair value adjustment	43,575
Fair value of stock-based compensation included in merger consideration
Total estimated fair value adjustment	(523)
Total fair value adjustment of assets and liabilities and stock based compensation	43,052
Applicable tax rate	21%
Net deferred tax liabilities	$9,041

7.	Unaudited Pro Forma Condensed Combined Statement of Income Adjustments

		Ref	Increase (decrease) for the period ended June 30, 2018	Increase (decrease) for the year ended Dec. 31, 2017
Acquisition adjustments	(In millions)
Revenues
	Pharmacy revenues
	To eliminate Express Scripts' amortization expense recorded as offset to revenues	A	$111	$222
	Expenses
	Other operating expenses
	To eliminate Express Scripts' capitalized software amortization expense		$(123)	$(205)
	To eliminate amortization of debt issuance costs and net debt discounts and premiums of assumed Express Scripts debt		(12)	(15)
	To eliminate actual transaction costs incurred by Cigna and Express Scripts in 2018		(201)	-
	Total adjustments to other operating expenses	B	$(336)	$(220)
	Amortization of other acquired intangible assets
	To eliminate Express Scripts' other intangible asset amortization expense		$(696)	$(1,240)
	To record estimated transaction-related other acquired intangible assets amortization		1,907	3,813
	Total adjustments to other amortization of other acquired intangible assets	C	$1,211	$2,573
	Total income taxes
	To reflect the income tax impact of acquisition adjustments at 21% in 2018 and 35% in 2017	D	$(171)	$(746)

Financing adjustments	(In millions)
	Expenses
	Other operating expenses
	To record estimated interest expense on newly issued debt*		$473	$946
	To record amortization of debt issuance costs on newly issued debt		7	14
	Total adjustments to other operating expenses	E	$480	$960
	Total income taxes
	To reflect the income tax impact of financing adjustments at 21% in 2018 and 35% in 2017	F	$(101)	$(336)

* Represents the additional interest expense associated with the issuance of $23.5 billion of long-term fixed rate or floating rating debt and commercial paper that Cigna expects to issue to partially fund the Merger.  The amount of interest expense is calculated based on an assumed weighted average interest rate of 4.0% and a range of long-term maturities from 18 months to 30 years assuming the debt was issued at our estimate of interest rates and spreads during late August 2018.  If interest rates were to increase or decrease by 0.125% from the rates assumed in estimating this pro forma adjustment to interest expense, pro forma interest expense would increase or decrease by approximately $15 million for the six months ended June 30, 2018 and $29 million for the year ended December 31, 2017.

Items not adjusted in the unaudited pro forma condensed combined statement of income

The increase to other operating expenses associated with the amortization of the fair value increase to Express Scripts' stock-based awards when converted to Cigna stock-based awards and the decrease to other operating expenses associated with the amortization of the fair value decrease to Express Scripts' debt assumed by Cigna have not been reflected in the unaudited pro forma financial information because they are not expected to have a material effect on the unaudited pro forma financial information.

There were no material intercompany balances between Express Scripts and Cigna for the six months ended June 30, 2018 or the year ended December 31, 2017 to be eliminated in the above pro forma income statements.

8.	Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

		Ref	Increase (decrease) at June 30, 2018
Acquisition adjustments	(In millions)
	Assets
	Cash and cash equivalents
	To record the cash portion of the merger consideration	G	$(27,470)
	Property and equipment
	To eliminate Express Scripts historical capitalized software	H	$(833)
	Goodwill
	To eliminate Express Scripts historical goodwill		$(31,110)
	To record estimated transaction goodwill		37,935
	Total adjustments to goodwill	I	$6,825
	Other intangibles
	To eliminate Express Scripts historical intangible assets		(8,829)
	To record estimated fair value of intangible assets acquired		43,495
	Total adjustments to other intangibles	J	$34,666
	Other assets
	To eliminate historical unamortized debt issuance costs of revolving line of credit	K	$(7)

	Liabilities
	Accounts payable, accrued expenses and other liabilities
	To accrue estimated transaction costs for Cigna		$265
	To accrue estimated transaction costs for Express Scripts		94
	Total adjustments to accounts payable, accrued expenses and other liabilities	L	$359
	Deferred tax liabilities, net
	Total adjustments to deferred tax liabilities, net	M	$5,939
	Long-term debt
	To eliminate historical unamortized debt issuance costs of outstanding debt		$95
	To estimate the fair value of assumed Express Scripts debt		(80)
	Total adjustments to long-term debt	N	$15

	Shareholders' equity
	Common Stock
	Total adjustments to common stock from elimination of Express Scripts historical common stock, elimination of Cigna historical treasury stock and issuance of new Cigna common stock	O	$(79)
	Additional paid-in capital
	Total adjustments to additional paid-in capital from elimination of Express Scripts historical paid-in capital, elimination of Cigna historical treasury stock, issuance of new Cigna common stock and issuance of replacement common stock-based awards	P	$2,368
	Accumulated other comprehensive loss
	To eliminate Express Scripts accumulated other comprehensive loss	Q	$8
	Retained Earnings
	To eliminate Express Scripts historical retained earnings		$(17,819)
	To record elimination of Cigna historical treasury stock canceled upon closing of Merger		(3,641)
	To record estimated transaction costs incurred, net of tax		(307)
	Total adjustments to retained earnings	R	$(21,767)
	Treasury Stock
	Total adjustments to treasury stock from elimination of Express Scripts historical balance and elimination of Cigna historical treasury stock canceled upon closing of Merger	S	$26,338

		Ref	Increase (decrease) at June 30, 2018
Financing adjustments	(In millions)
Assets
	Cash and cash equivalents
	To establish incremental Cigna debt to effect the Merger		$23,500
	To pay off outstanding Express Scripts' term loan		(2,146)
	To record estimated debt issuance costs incurred		(100)
	Total adjustments to cash and cash equivalents	T	$21,254
Liabilities
	Long-term debt
	To establish incremental Cigna debt to effect the Merger		$23,500
	To pay off outstanding Express Scripts' term loan		(2,146)
	To record estimated debt issuance costs		(100)
	Total adjustments to long-term debt	U	$21,254

Items not adjusted in the unaudited pro forma condensed combined balance sheet
There were no material intercompany balances between Express Scripts and Cigna for the six months ended June 30, 2018 to be eliminated in the above pro forma balance sheet.

The unaudited pro forma condensed combined financial statements do not present a combined dividend per share amount.  Cigna currently pays an annual dividend on shares of Cigna common stock and last declared a dividend of $0.04 per share on February 28, 2018 that was paid on April 10, 2018 to shareholders of record as of March 12, 2018.  Under the terms of the Merger Agreement, during the period before completion of the Merger, Cigna is not permitted to declare, set aside or pay any dividend or other distribution other than its regular annual cash dividends in respect of shares of Cigna common stock in the ordinary course of business consistent with past practice, with declaration, record and payment dates substantially consistent with those of the dividends paid by Cigna during its most recent fiscal year.  Express Scripts does not currently pay a cash dividend to stockholders.  Under the terms of the Merger Agreement, during the period before completion of the Merger, Express Scripts is not permitted to declare, set aside or pay any dividend or other distribution other than dividends or other distributions by its subsidiaries.  The dividend policy of New Cigna following completion of the Merger will be determined by the New Cigna Board of Directors.

9.	Combined Weighted-Average Basic and Diluted Shares

The unaudited pro forma combined basic and diluted earnings per share calculations are based on the combined weighted-average basic and diluted shares of Cigna and Express Scripts.  The historical weighted-average basic and diluted shares of Cigna were assumed to be replaced by the shares and converted stock-based awards expected to be issued by New Cigna to effect the Merger.

The following table summarizes the computation of the unaudited pro forma combined weighted-average basic and diluted shares outstanding:

(In millions)	Six Months Ended June 30, 2018	Year Ended December 31, 2017
Cigna's weighted-average shares to compute basic EPS	242.3	250.9
Express Scripts' outstanding shares at July 31, 2018, converted at exchange ratio (562.2 * 0.2434)	136.8	136.8
Combined weighted average basic shares outstanding	379.1	387.7
Express Scripts' company performance shares	0.3	0.3
Pro forma weighted-average basic shares outstanding	379.4	388.0
Dilutive effect of Cigna's outstanding stock-based awards	3.3	4.2
Dilutive effect of Express Scripts' outstanding stock-based awards, converted at the exchange ratio	2.2	1.7
Pro forma weighted average diluted shares	384.9	393.9